#

CONSULTING AGREEMENT

THIS AGREEMENT made effective October 1, 2004 (the “Effective Date”).

BETWEEN:

CHINA ENERGY VENTURES CORP., a body corporate, incorporated pursuant to the laws of the State of Nevada, United States of America

(hereinafter referred to as the “Corporation”)

OF THE FIRST PART

-

and –

SUNTREE LTD., a body corporate, incorporated pursuant to the laws of the State of Israel

(hereinafter referred to as the “Consultant”)

OF THE SECOND PART

WHEREAS the Corporation wishes to engage the services and expertise of the Consultant on the terms and conditions hereinafter set forth, and the Consultant wishes to accept such an engagement;

NOW THEREFORE in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

SERVICES

1.1

Effective as of the Effective Date, the Corporation engages the Consultant and the Consultant accepts an engagement with the Corporation to render the consulting services for the Corporation as set out in Schedule A.  During the term of this Agreement, the Consultant shall provide the services of Barry Swersky who shall devote such of his time, attention and abilities to the business of the Corporation as may be necessary for the proper exercise of the Consultant’s duties hereunder. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and/or employee between the Corporation and Barry Swersky.

2.

DUTIES

2.1

The Consultant shall devote reasonable time and effort to the performance of this Agreement.  The Corporation acknowledges that the Consultant and Barry Swersky shall also be entitled to render services to others during the term hereof.

2.2

The Consultant’s duties shall be to provide the services more particularly set forth on Schedule “A” hereto.

3.

REMUNERATION

The Corporation agrees to pay the Consultant as set out in Schedule “B” attached hereto.

4.

CONFIDENTIALITY

4.1

This Consultant acknowledges the Corporation will have reporting and disclosure obligations under all applicable securities legislation.  The Consultant covenants and agrees that it shall not any time, during or after the termination of the Consultant’s engagement by the Corporation, reveal, divulge, or make known to any person (other than the Corporation or its affiliates) or use for its own account any customer’s lists, trade secrets, or secret or confidential information used by the Corporation or its Affiliates during the Consultant’s engagement by any of them and made known (whether or not with the knowledge and permission of the Corporation, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Consultant, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Consultant by reason of its engagement by the Corporation of any of its Affiliates.  The Consultant further covenants and agrees that all knowledge and information, which is acquired or developed for the Corporation or any of its Affiliates by the Consultant, is the property of the Corporation.  The Consultant further covenants and agrees that it shall retain all such knowledge and information which it shall acquire and develop during such engagement respecting such customer lists, trade secrets and secret or confidential information in trust for the sole benefit of the Corporation, its affiliates, and their successors and assigns.

4.2

The Consultant shall promptly communicate and disclose to the Corporation all observations made and data obtained by it in the course of its engagement by the Corporation.  All written materials, records and documents created by the Consultant or coming into its possession concerning the business or affairs of the Corporation or any of its Affiliates shall, upon the termination of this Agreement, promptly be returned to the Corporation at its written request.  Upon the request of the Corporation until termination of its engagement by the Corporation, the Consultant shall render to the Corporation or to any Affiliate designated by it such reports of the activities undertaken by the Consultant or conducted under the Consultant’s direction for the Corporation and its Affiliates as the Corporation may request.

4.3

The Consultant warrants and represents that it is duly qualified to perform its duties hereunder, and further covenants that in performing its duties hereunder, it will not engage in activity that is in violation of applicable securities laws or subject the Corporation to liability thereunder.

5.

TERM

5.1

This Agreement shall be for a term commencing October 1, 2004 and terminating March  31, 2006.

5.2

This Agreement may, by the mutual agreement of the parties, be renewed for a further term of five (5) years, or for such other term as may be agreed.

6.

NOTICES

Any notices delivered or received between either party shall be deemed to have been received:

(a)

if it was delivered in person, on the date it was delivered;

(b)

if it was sent by electronic facsimile transmission, on the date it was delivered;

(c)

it was sent by mail, on the day it was received to the following address:

CHINA ENERGY VENTURES CORP.

750, 440 - 2nd Avenue SW

Calgary AB  CANADA  T2P 5E9

Attention:  Chairman and CEO

By Facsimile:  (403) 265-8808

SUNTREE  LTD.

P.O. Box 2177

Herzliya Pituach 46120

ISRAEL

Attention:  Mr. Barry Swersky,  Director

By Facsimile:  +972 9 950 5461

7.

MODIFICATION OF AGREEMENT

7.1

Any modification of this Agreement must be made in writing signed by the Consultant and an officer of the Corporation or it shall have no effect and shall be void.

8.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of England and the parties agree to attorn to the jurisdiction of the courts of England.

9.

HEADINGS

The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

10.

ENTIRE AGREEMENT

The covenants in this Agreement shall be construed as an agreement independent of any other provision in this Agreement.  The parties acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under the existing applicable laws and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the remaining valid provisions shall remain in full force and effect.  This Agreement constitutes the sole agreement between the parties hereto for services to be performed as herein described and the mutual covenants contained herein constitute due and adequate consideration for the full performance by each party of its obligations under this Agreement and any and all previous agreements, written or oral, expressed or implied, between the parties or on their releases and forever discharges the other of and from all manner of action, causes of action, claims or demands whatsoever under or in respect of any agreement.

11.

GENERAL MATTERS

11.1

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

11.2

This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the  3rd  day of November  2004.

CHINA ENERGY VENTURES CORP.

SUNTREE  LTD.

per:

\s\ Matthew Heysel

 per:

\s\ Barry R Swersky

SCHEDULE “A”

Services:

•

The Consultant will co-operate with the Chairman & CEO, and will report to the Board of Directors, providing the services of Co-Chairman and Vice President, New Development of the Corporation and, in this regard, to have responsibility for the supervision, direction, control and operation of the Corporation with the obligation, duty, authority and power to do all acts and things as are customarily done by persons holding such position in corporations of similar size to the Corporation and to do all acts and things as are reasonably necessary for the efficient and proper operation and development of the Corporation.

SCHEDULE “B”

Remuneration

•

As full consideration for performance of the services by the Consultant, the Corporation shall pay the Consultant at the rate of $10,000.00  (U.S.) for each month for which services are provided.  The said rate shall be inclusive of all claims by the Consultant for its services, but shall be exclusive of travel and other expenses incurred by the Consultant and properly claimable in accordance with the provisions hereof.

•

The Corporation shall not be required to provide any benefits to the Consultant including, without limitation, dental, medical, disability or life insurance.

•

The Consultant shall submit invoices to the Corporation for each month or portion thereof for which services are provided during the period covered by the invoice and also including any proper claim for travel and other expenses.  Where possible, travel expenses will be reimbursed directly to the travel agents, against their invoice.

•

The Corporation will reimburse the Consultant, at actual cost, for out-of-pocket expenses incurred in accordance with the Corporation’s standard practice for the reimbursement of reasonable travel expenses incurred by its contractors or its own personnel.  The Corporation will also reimburse the Consultant for any reasonable entertainment, telephone, fax, e-mail or photocopying charges and reasonable and agreed office expenses incurred by the Consultant.  Expenses claimed must be supported by applicable receipts.

•

The Consultant will be responsible for the payment of the income taxes of all of its employees including, without limitation, Barry Swersky, as well as any and all other taxes and contributions imposed by law with respect to such employees.  In the event the Consultant should fail to make any such payments, the Consultant indemnifies the Corporation for any claims, causes or action, or liabilities which may be made, advanced or incurred against the Corporation as a result of such non-payment, and agrees to be responsible for the Corporation’s solicitor-client costs in defending or protecting itself.

•

The Corporation will pay all proper invoices received from the Consultant promptly following receipt of the applicable invoice and any necessary supported documentation.

•

The Consultant will be entitled to participate (at the discretion of the Corporation) in any bonus program of the Corporation resulting from achieving milestones in the business of the Corporation.

•

The Corporation will, if it determines it to be necessary in its total discretion, ensure that appropriate liability insurance coverage is provided to Barry Swersky at no cost to the Consultant or to Barry Swersky, which coverage should be the same in all material respects as insurance coverage provided to Directors and Officers of the Corporation.